Exhibit 99.1

MKS Instruments Announces

CEO Succession Plan

ANDOVER, Mass., May 9, 2019 (GLOBE NEWSWIRE) — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today announced that Gerald G. Colella will retire as Chief Executive Officer January 1, 2020. The Board of Directors has elected Dr. John T.C. Lee, who currently serves as President and Chief Operating Officer, to succeed Mr. Colella as Chief Executive Officer, effective January 1, 2020. Mr. Colella will take on the role of Chairman of the Board of Directors, following the company’s annual meeting in May 2020, when John R. Bertucci, current Chairman of the Board, will retire from the Board and become Chairman Emeritus.

“I’m thrilled that John is going to lead MKS Instruments into the future. His hard work, extensive operating experience, proven technical skills, and dedication make John a strong leader,” said Gerald G. Colella. “Since I became CEO in 2014, MKS has transformed into an industrial technology solutions provider. We’ve expanded into new geographies, delivered sustainable and profitable growth, and made transformational acquisitions that have positioned the company for long term outperformance. It has been my privilege to have led MKS for the past five years, and I am very proud to have worked alongside such talented executives and employees. I look forward to working closely with John and our Board to ensure a smooth transition.”

Commenting on the CEO and Chairman transition, John R. Bertucci, Chairman of the Board, said, “We are deeply grateful for Jerry’s innumerable contributions in his over thirty-six years of dedicated service to MKS and his success in building a world-class organization. We look forward to having him serve as Chairman of the Board and continuing to shape the future of MKS. We are pleased to welcome John Lee as Chief Executive Officer and believe that he will lead MKS to a bright future. With his increased responsibilities, John will drive our strategic direction, building upon and strengthening the company’s success in the years ahead.”

“I am confident in our company’s ability to produce financial and operational excellence to drive sustainable and profitable growth, and I am honored to be succeeding Jerry as CEO next year,” commented Dr. Lee. “I thank Jerry, John and our other directors for their trust in me to lead the company through this next exciting chapter for MKS.”

Dr. Lee joined MKS in 2007. He has served as MKS’ President and Chief Operating Officer since May 2018 after serving as Senior Vice President and Chief Operating Officer from November 2016 to May 2018, and as Group Vice President from October 2007 to November 2016. He previously served in various capacities in other technology industries, including semiconductor and solar as well as plasma processing research, at leading technology companies including Applied Materials, Lucent Technologies and AT&T Bell Labs. Dr. Lee holds a B.S. from Princeton University and both an M.S.C.E.P. and Ph.D. from the Massachusetts Institute of Technology, all in Chemical Engineering.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, residual gas analysis, leak detection, control technology, ozone generation and delivery, power, reactive gas generation, vacuum technology, lasers, photonics, sub-micron positioning, vibration control, optics and laser-based manufacturing solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include the semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at www.mksinst.com.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future financial performance, business prospects and growth of MKS. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are the conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, fluctuations in net sales to our major customers, the ability of MKS to successfully integrate the recently acquired Electro-Scientific Industries, Inc.’s (“ESI”) operations and employees, unexpected costs, charges or expenses resulting from the ESI acquisition, MKS’ ability to realize anticipated synergies and cost savings from the ESI acquisition, the terms of our term loan, competition from larger or more established companies in MKS’ markets; MKS’ ability to successfully grow ESI’s business; potential adverse reactions or changes to business relationships resulting from the ESI acquisition, the challenges, risks and costs involved with integrating the operations of the other companies we have acquired, the Company’s ability to successfully grow our business, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ most recent Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Company Contact:

Seth H. Bagshaw

Senior Vice President, Chief Financial Officer and Treasurer

Telephone: 978.645.5578

Investor Relations Contacts:

Monica Gould

The Blueshirt Group

Telephone: 212.871.3927

Email: monica@blueshirtgroup.com

Lindsay Grant Savarese

The Blueshirt Group

Telephone: 212.331.8417

Email: lindsay@blueshirtgroup.com